EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS THIRD QUARTER 2010 RESULTS

Quarterly Revenues up 23%; Client Assets Exceed $20 Billion
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MIAMI, FL, November 15, 2010 — Ladenburg Thalmann Financial Services Inc. (NYSE Amex: LTS) today announced financial results for the three and nine months ended September 30, 2010.

Third quarter 2010 revenues were $48.4 million, a 23% increase from revenues of $39.2 million in the third quarter of 2009. The Company had a net loss of $3.2 million, or $(0.02) per basic and diluted share, in the third quarter of 2010, compared to a net loss of $3.7 million, or $(0.02) per basic and diluted share, in the comparable 2009 period. Third quarter 2010 results included $2.0 million of forgiven principal and interest under the loan agreement with National Financial Services, $1.8 million in professional fee expense and $2.2 million of non-cash charges for depreciation, amortization and compensation expense, while the third quarter 2009 results included $1.0 million in professional fee expense and $2.6 million of non-cash charges for depreciation, amortization and compensation expense.

For the nine months ended September 30, 2010, the Company had revenues of $139.9 million, a 31% increase over revenues of $106.9 million for the comparable 2009 period. The Company had a net loss of $9.8 million, or $(0.06) per basic and diluted share, compared to a net loss of $15.1 million, or $(0.09) per basic and diluted share, in the comparable 2009 period. The 2010 nine month results included $4.0 million in professional fee expense and $7.4 million of non-cash charges for depreciation, amortization and compensation expense, while the comparable 2009 results included $4.4 million in professional fee expense and $8.1 million of non-cash charges for depreciation, amortization and compensation expense.

Third quarter 2010 EBITDA, as adjusted, was a loss of $0.1 million compared to a loss of $0.2 million for the 2009 period. EBITDA, as adjusted, for the nine months ended September 30, 2010 was $1.1 million, compared to a loss of $3.5 million for the 2009 period. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2010	2009	2010	2009
Total revenues	$48,363	$39,246	$139,918	$106,861
Total expenses	51,341	43,066	149,101	121,521
Pre-tax loss	(2,978)	(3,820)	(9,183)	(14,660)
Net loss	(3,205)	(3,728)	(9,837)	(15,127)
Reconciliation of EBITDA, as adjusted, to net loss:
EBITDA, as adjusted	(141)	(189)	1,064	(3,450)
Add:
Interest income	(11)	11	(29)	65
Income tax benefit	—	92	—	—
Less:
Interest expense	(641)	(1,013)	(2,533)	(3,191)
Income tax expense	(227)	—	(654)	(467)
Depreciation and amortization expense	(894)	(941)	(2,723)	(2,811)
Non-cash compensation expense	(1,291)	(1,688)	(4,656)	(5,273)
Clearing firm conversion expense	—	—	(306)	—

Net loss	$(3,205)	$(3,728)	$(9,837)	$(15,127)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets and non-cash compensation expense is a key metric the Company uses in evaluating its business. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its business on a consistent basis across various periods due to the significance of non-cash and non-recurring items. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operating performance, such as expenses related to Investacorp’s conversion to a single clearing firm as part of a new seven-year clearing agreement, or do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax (loss) income, net (loss) income and cash flows from operating activities

At September 30, 2010, shareholders’ equity was $45.9 million as compared to $37.8 million at December 31, 2009.

Dr. Phillip Frost, Chairman of Ladenburg, said, “We are pleased with Ladenburg’s significant quarter-over-quarter revenue growth and remain encouraged by our improved performance, particularly in the independent advisor businesses. Our platform continues to expand through the successful recruitment of new advisors, and we now have over $20 billion in client assets firm wide. Additionally, the recent acquisition of Premier Trust provides our network of advisors with access to a broad array of trust services for their clients.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Amidst uneven market conditions, Ladenburg’s investment banking and capital markets business remains active. Ladenburg completed five financing transactions in the third quarter which raised approximately $1.2 billion for its investment banking clients. In addition, our increased focus on yield-based equity products has contributed positively to Ladenburg’s overall results.”

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services, asset management services and trust services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc., Triad Advisors, Inc., Ladenburg Thalmann Asset Management Inc. and Premier Trust, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami, Florida, has been serving the independent registered representative community since 1978 and has approximately 440 independent financial advisors nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 590 independent financial advisors nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; and Princeton, New Jersey.  For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results, statements regarding future growth, statements regarding growth of the independent brokerage area, and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, as amended, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Commissions	$27,775	$24,897	$79,958	$67,413
Advisory fees	12,886	8,573	36,584	22,904
Investment banking	4,283	3,077	15,171	8,750
Principal transactions	(826)	709	(696)	882
Interest and dividends	144	488	407	2,344
Other income	4,101	1,502	8,494	4,568

Total revenues	$48,363	$39,246	$139,918	$106,861

Expenses:
Commissions and fees	$31,529	$22,958	$87,079	$62,014
Compensation and benefits	9,772	10,845	32,003	29,743
Non-cash compensation	1,291	1,688	4,656	5,273
Brokerage, communication and clearance fees	1,537	1,664	4,891	5,111
Rent and occupancy, net of sublease revenue	897	480	2,636	2,589
Professional services	1,815	1,034	3,962	4,371
Interest	641	1,013	2,533	3,191
Depreciation and amortization	894	941	2,723	2,811
Other	2,965	2,443	8,618	6,418

Total expenses	$51,341	$43,066	$149,101	$121,521

Loss before income taxes	(2,978)	(3,820)	(9,183)	(14,660)
Income tax expense (benefit)	227	(92)	654	467

Net loss	$(3,205)	$(3,728)	$(9,837)	$(15,127)

Net loss per common share (basic and diluted)	$(0.02)	$(0.02)	$(0.06)	$(0.09)

Weighted average common shares used in computation of per share data:
Basic	181,327,242	167,624,573	173,370,977	168,875,151

Diluted	181,327,242	167,624,573	173,370,977	168,875,151